PRODUCT MARKETING SERVICE AGREEMENT

This Agreement is made effective as of October 31, 2014 by and between:

Mr. Kamal Etefia,an individual having an address at 2 Allée Scheurer Kestner 92150 SURESNES, France (the “Provider”)

AND

ImmunoClin Corporation, 1800 Wyoming Avenue, NW, 3rd Floor, Washington, DC 20009 USA, represented by Dr. Dorothy Bray, acting as Director, President and CEO (the “Recipient”)

Together, the Provider and the Recipient are the Parties or individually, a Party.

WHEREAS

(A) The Recipient requires product marketing services for its nutraceutical products that Provider can provide; and

(B) The Provider is willing to provide such product marketing services in return for appropriate compensation.

NOW, THEREFORE, the Parties agree as follows:

1.      Product Marketing Services

1.1.   Product Marketing Services. During the term of this Agreement, the Provider will provide nutraceutical product marketing services (the “Services”) to the Recipient, and such other product marketing services from time to time as agreed between the Parties.

1.2.   Compensation. As compensation for the provision of the Services in the first year (defined as the date of signing this Agreement plus one year), the Recipient shall pay the provider two hundred fifty thousand (250,000) newly issued S8 registered free-trading shares of common stock of the Recipient (the “Shares”), par value $0.001 per share, which shall be fully paid for and earned on the signing of this Agreement.  Fifty thousand (50,000) of the Shares (the value of such shares as of October 31, 2014 is two hundred thousand USD ($200,000)) shall be deemed earned and issued immediately upon signing this Agreement and two hundred thousand (200,000) of the Shares (the value of such shares shall be determined by the closing price of the Recipient’s common stock on January 1, 2015) shall be deemed earned and issued on January 1, 2015. Shares earned, revocation, and cancellation are subject to Termination provisions under Section 6 of this Agreement.

2.      Costs and Expenses

2.1.   The Provider’s Expenses. All expenses incurred by the Provider in operating its business shall be borne by the Provider.

2.2.   The Recipient’s Expenses. The Recipient shall be responsible for all expenses incurred in operating its business.

3.      Confidential Information

Each Party shall retain in confidence and shall not disclose to any other Person any information furnished by the other Party on a confidential basis under or in connection with the business of that other Party without prior written consent.  The Provider agrees to sign a full NDA provided by the Recipient prior to commencement of the Services under this Agreement.

4.      The Provider’s Best Efforts

The Provider will use its best efforts, skill and experience in rendering the Services described in Section 1. However, in the absence of fraud or gross negligence on the part of the Provider or any of its officers or employees, neither the Provider nor any of its officers or employees shall be responsible for, and the Recipient will hold the Provider and such persons harmless against, any and all claims or charges (and the cost and expense of defending against them) relating to the performance of the Services hereunder. None of the Provider's services described in this Agreement involve stock promotion or capital raising activities.

5.      Term

This Agreement shall continue in full force and effect for a period of one (1) year unless one Party notifies the other Party, in writing, of its intent to terminate the agreement, pursuant to the notice and termination requirements of Sections 6 and 7, below.

6.      Termination

6.1.   By the Provider. The Provider may, at its sole option, terminate this Agreement by giving written notice of termination to the Recipient at least thirty (30) days prior to the date of such termination, conditioned as follows:

a)      If by reason of any applicable legislation or act of the governments of the countries of either Party, the performance of any material obligations under this Agreement, the Services hereunder or the remittance of any money payable hereunder is or becomes prohibited; or

b)      If for any reason other than the default of the Provider, the Recipient fails or is unable to perform any of its material obligations under this Agreement, and such default continues for thirty (30) days or more after written demand for performance given to the Recipient by a person authorized to give such demand by the Board of Directors of the Provider; and

c)      If Provider initiates termination and/or is unable to perform the Services for any reason, then seventy percent (70%) of the Shares or the equivalent value of the Shares if previously sold and liquidated shall be forfeited and returned to the Recipient within thirty (30) days of such termination or failure to perform the Services.  To be clear, in the spirit of this Agreement, if the notice of termination occurs prior to January 1, 2015, the Recipient may at its sole discretion deem the Provider fully paid and consequently not deliver and/or effectuate a cancellation of the portion of the Shares expected to be provided or to vest on January 1, 2015.

6.2.   By the Recipient.  The Recipient may, at its sole option, terminate this Agreement by giving written notice of termination to the Recipient at least thirty (30) days prior to the date of such termination, conditioned as follows:

a)      If by reason of any applicable legislation or act of the governments of the countries of either Party, the performance of any material obligations under this Agreement are or become prohibited; or

b)      If for any reason other than the default of the Recipient, the Provider fails or is unable to perform any of its material obligations under this Agreement, and such default continues for thirty (30) days or more after written demand for performance given to the Provider by a person authorized to give such demand by the Board of Directors of the Recipient; and

c)      If Recipient initiates termination and/or is unable to perform its obligations hereunder for any reason, then seventy percent (70%) of the Shares or the equivalent value of the Shares if previously sold and liquidated by the Provider shall be forfeited and returned to the Recipient within thirty (30) days of such termination.  To be clear, in the spirit of this Agreement, if the notice of termination occurs prior to January 1, 2015, the Recipient may at its sole discretion deem the Provider fully paid and consequently not deliver and/or effectuate a cancellation of the portion of the Shares expected to be provided or to vest on January 1, 2015.

7.      Notice

Any notices required or allowed hereunder shall be in writing and given by registered air mail letter or by email to the Parties at the following addresses or to such other address as may be furnished by one Party to the other:

PROVIDER:

Mr. Kamal Etefia

2 Allée Scheurer Kestner

92150 SURESNES

FRANCE

RECIPIENT:

ImmunoClin Corporation

Attn:  Chad S. Johnson, Esq.

1800 Wyoming Avenue, NW

3rd Floor

Washington, DC 20009

USA

8.      Independent Contractors

This Agreement does not create a principal or agent, employer or employee partnership, joint venture, or any other relationship except that of independent contractors between the Parties. Nothing contained herein shall be construed to create or imply a joint venture, principal and agent, employer or employee, partnership, or any other relationship except that of independent contractors between the Parties, and neither Party shall have any right, power or authority to create any obligation, express or implied, on behalf of the other in connection with the performance hereunder.

9.      Assignment

This Agreement may not be transferred or assigned by either Party without the prior written consent of the other Party.

10.  Entire Agreement

This Agreement constitutes the entire agreement and understanding between the Provider and the Recipient with respect to the subject matter of this Agreement. The Parties agree that all previous agreements regarding the same subject matter are superseded in full by this Agreement.

11.  Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of the United States and the venue for any dispute or claim arising out of this Agreement shall be governed by the laws of the State of Nevada without regard to conflicts of law.

12.  Counterparts

This Agreement is made in duplicate, each of which shall be an original and held by each party, but all counterparts shall together constitute one and the same instrument.  Electronic and/or digital communications and signatures are expressly permitted.

<SIGNATURE PAGE FOLLOWS>

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above-mentioned.

RECIPIENT:
IMMUNOCLIN CORPORATION

Per: /s/  Dorothy H. Bray

______________________________________

Dorothy H. Bray, Ph.D., Director, President & CEO

Per: /s/  Chad S. Johnson

___________________________________________

Chad S. Johnson, Esq., Director, COO & General Counsel

PROVIDER:

Per: /s/  Mr. Kamal Etefia
_______________________________

Mr. Kamal Etefia